Exhibit 99.1

Yukon Gold Corporation, Inc. Lists on Frankfurt Stock Exchange

Toronto, September 5, 2007 Yukon Gold Corporation, Inc. ("Yukon Gold" or the "Company"), (TSX:YK) (OTCBB:YGDC) is pleased to announce that its common shares are now also listed on the Frankfurt Stock Exchange under the ticker symbol W8Y and the German securities code (WKN) A0JJ6Z.

Yukon Gold CEO, Paul Gorman commented, "European investors have a strong interest for investing in both base and precious metals companies. Particularly Canadian based companies with projects where there is leverage to rising commodity prices plus the blue-sky potential of an aggressive exploration program that can significantly increase mineral resources. This new listing provides the company with increased exposure to worldwide capital markets. This is a major step towards furthering the objectives of improving our visibility with the investment community and increasing investor awareness globally."

"Listing on the Frankfurt exchange will increase the profile of Yukon Gold with both private and institutional investors in Germany and across Europe. It will now allow investors timely access to the Company’s shares and increase Yukon Gold’s profile. This opportunity to broaden our shareholder base comes at an excellent time for our company as we move into the next phase of our corporate growth initiative," stated Mr. Gorman

Recently, there has been an influx of junior resources companies listing on the Frankfurt market, resulting in tremendous growth in shareholder awareness and shareholder value of those companies. This new listing in Germany will not dilute Yukon Gold’s shares.

Trading on the TSX, Nasdaq OTC BB and on the Frankfurt Stock Exchange will assist building a better investor foundation to move forward. The Frankfurt Stock Exchange provides full-service trading capabilities, which include a trading floor as well as an electronic trading exchange, XETRA.

About the Frankfurt Stock Exchange

The Frankfurt Stock Exchange, known as the Frankfurter Wertpapierborse (FWB) is one of the world's largest trading centres for securities. Operated by the Deutsche Borse AG, FWB is the largest of the eight Germany stock exchanges. The Deutsche Borse's products and services portfolio cover the entire process chain including securities and derivatives trading, transaction settlement, the provision of market information, as well as the development and operation of electronic trading systems. For more information, visit the Deutsche Borse at: http://deutsche-boerse.com.

About Yukon Gold

Yukon Gold Corporation, Inc. is an active and progressive public exploration and development company. The Company's main focus is its recently acquired VMS deposit (Marg Property), which has a 43-101 compliant resource of approximately 560 million lbs of Zinc and 940 million lbs of Zinc equivalent, and its Mount Hinton gold and silver exploration project, both located in the Central Yukon Territory of Canada. These properties lie within the Tombstone Gold Belt, world renowned for the discovery of major gold and base metal deposits. Currently, there are approximately 22.8 million of the Company's common shares outstanding.

For More Information:

Yukon Gold Corporation, Inc.	Bruce Hodgman, Investor Relations
Paul Gorman, CEO	(905) 582-9744
(416) 865-9869	Toll Free (800) 295-0671
E: pgorman@yukongoldcorp.com	bhodgman@yukongoldcorp.com

Company Website: www.yukongoldcorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.